UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2024
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET
AMES, Iowa 50010
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ATLO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2024, Ames National Corporation (the “Company”) entered into a promissory note and related business loan agreement (collectively, the “Credit Agreement”) with Green Belt Bank & Trust of Iowa Falls, Iowa (the “Lender”), providing for a revolving line of credit facility in an amount of up to five million dollars maturing on April 25, 2026. Amounts outstanding under the Credit Agreement will accrue interest at a variable rate equal to the Bank Prime Loan Rate, as published in the Federal Reserve Statistical Bulletin, which is currently equal to 8.5% per annum. Accrued interest is payable on a quarterly basis, commencing June 15, 2024 and continuing on the same day of each calendar quarter thereafter, with all outstanding principal and accrued interest due and payable in full on the maturity date. The Company has secured its obligations under the Credit Agreement by pledging to the Lender all outstanding shares of common stock of its subsidiary bank, Reliance State Bank, pursuant to the terms of a stock pledge and security agreement (the “Pledge Agreement”). The proceeds from the Credit Agreement will be used for working capital and other general corporate purposes.

The Credit Agreement and Pledge Agreement include customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments thereunder and repossess the collateral securing the obligations under the Credit Agreement. The Credit Agreement also requires the Company to maintain certain minimum financial ratios related to Tier 1 Capital, return on average assets and substandard-impaired loans.

Copies of the Credit Agreement and Pledge Agreement are attached hereto and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Credit Agreement and the Pledge Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01-Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 24, 2024.

Proposal 1.         The stockholders elected to the Company’s Board of Directors for a term of three years were Lisa M. Eslinger, Everett S. Miles, John L. Pierschbacher, and Scot A. Trost. Directors whose term of office continued after the annual meeting consist of David W. Benson, Michelle R. Cassabaum, John P. Nelson, Kevin L. Swartz, Jeffery C. Baker, Betty A. Baudler Horras, and Patrick G. Hagan.

Proposal 2.         The stockholders also ratified the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for 2024.

There were 8,992,167 shares of common stock entitled to vote at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1.         The voting results on the election of directors for a three-year term were as follows:

	In Favor	Votes Withheld	Broker Non-Votes

Lisa M. Eslinger	3,645,838	253,254	2,942,797
Everett S. Miles	3,829,991	69,101	2,942,797
John L. Pierschbacher	3,669,699	229,393	2,942,797
Scot A. Trost	3,852,329	46,763	2,942,797

Proposal 2.                  The voting results on the ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

6,786,741	18,161	36,987

There were no broker non-votes on this proposal.

Item 9.01                   Financial Statement and Exhibits.

(d)         Exhibits:

Exhibit No.                                    Description

10.1         Promissory Note and Credit Agreement, dated April 25, 2024, by and between Ames National Corporation and Green Belt Bank & Trust, as lender

10.2         Business Loan Agreement, dated April 25, 2024, by and between Ames National Corporation and Green Belt Bank & Trust, as lender

10.3         Stock Pledge and Security Agreement, dated April 25, 2024, by and between Ames National Corporation, Reliance State Bank and Green Belt Bank & Trust, as secured party

104          Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 26, 2024	By:	/s/ John P. Nelson
John P. Nelson, Chief Executive Officer and President